Exhibit 10.14

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of April, 2017, by and among (a) SILICON VALLEY BANK, a California corporation “SVB”), in its capacity as administrative agent (“Agent”), (b) SVB, ALLY BANK, a Utah state bank (“Ally”), and each other “Lender” party to the Loan and Security Agreement (as defined below) (each, a “Lender” and collectively, the “Lenders”), (c) AVALARA, INC., a Washington corporation (“Avalara”), (d) AVAFUEL, LLC, a Delaware limited liability company (“AvaFuel”), (e) HOTSPOT TAX, INC., a Delaware corporation (“HotSpot”), (f) BILLSOFT, INC., a Nevada Corporation (“BillSoft”) and (g) SOFTWARE WIZARDS AND GURUS, INC., a Nevada corporation (“Software Wizards”, and together with Avalara, AvaFuel, HotSpot and BillSoft, individually and collectively, jointly and severally, the “Borrower”).

RECITALS

A. Agent, Lenders and Avalara have entered into that certain Loan and Security Agreement dated as of June 6, 2016, as affected by that certain Joinder to Loan and Security Agreement, dated as of September 14, 2016, by and among Agent, Lenders and Borrower (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Agent and the Lenders extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Agent and the Lenders amend the Loan Agreement to (i) modify the minimum Net Billings financial covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.7 (Financial Covenants). Subsection (a) of Section 6.7 is deleted in its entirety and replaced with the following:

“(a) Minimum Net Billings. For each trailing three-month period ending at the end of each month, commencing with the three month period ending March 31, 2017 and continuing through and including the three-month period ending February 28, 2018, maintain Net Billings of not less than eighty percent (80%) of the corresponding monthly amount indicated in the excel file “Avalara 2017 Net Billings Covenants” agreed to by Agent, the Lenders and Borrower, dated as of April 27, 2017.

For the monthly period ending March 31, 2018 and each monthly period ending thereafter, the Minimum Net Billings requirements shall be determined by Agent, Lenders and Borrower following receipt of Borrower’s projections approved by the Board for the period from January 1, 2018 through March 31, 2019, as delivered in accordance with Section 6.2. The failure of Borrower, Agent and Lenders to mutually agree on the minimum Net Billings requirements in writing after good faith, reasonable negotiations, on or before March 31 of each fiscal year for the corresponding annual period shall result in an immediate Event of Default for which there shall be no grace or cure period.”

3. Acknowledgment of Default; Waiver. Borrower acknowledges that Borrower is in default of the Loan Agreement for failing to comply with the minimum Net Billings financial covenant contained in Section 6.7(a) thereof for the monthly compliance period ended February 28, 2017 (the “Stated Default”). Subject to compliance with the terms and conditions of this Amendment, Agent and each Lender hereby waive Borrower’s Stated Default for the compliance period indicated above. Agent’s and each Lender’s waiver of Borrower’s compliance with said Stated Default shall apply only to the foregoing specific compliance period and only for the violation described above. The Borrower hereby acknowledges and agrees that except as specifically provided in this Section, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by the Agent or any Lender of any of their rights and remedies pursuant to the Loan Agreement, the other existing Loan Documents, applicable law or otherwise.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Agent and each Lender to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Agent on the Effective Date or in connection with this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 6, 2016, as supplemented by subsequent disclosures made by

Borrower to Agent on or prior to the date hereof, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Agent in such Perfection Certificate, as supplemented through the date hereof, have not changed, as of the date hereof.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Agent of this Amendment by each party hereto, (b) receipt by Agent of updated evidence of insurance, in form and substance reasonably acceptable to Agent, (c) Borrower’s payment of (ii) Agent’s and each Lender’s legal fees and expenses incurred in connection with this Amendment and the existing Loan Documents, and (d) such other documents as Bank may reasonably request.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

AVALARA, INC.

By	/s/ Alesia Pinney
Name:	Alesia Pinney
Title:	EVP, General Counsel and Secretary

AVAFUEL, LLC		HOTSPOT TAX, INC.

By	/s/ Alesia Pinney	By	/s/ Alesia Pinney
Name:	Avalara, Inc. by Alesia Pinney	Name:	Alesia Pinney
Title:	EVP, General Counsel and Secretary	Title:	President and Secretary

BILLSOFT, INC.		SOFTWARE WIZARDS ANG GURUS, INC.

By	/s/ Alesia Pinney	By	/s/ Alesia Pinney
Name:	Alesia Pinney	Name:	Alesia Pinney
Title:	President and Secretary	Title:	President and Secretary

AGENT:

SILICON VALLEY BANK

By	/s/ Jayson Davis
Name:	Jayson Davis
Title:	Director

LENDERS:

SILICON VALLEY BANK		ALLY BANK

By	/s/ Jayson Davis	By	/s/ Christopher T. Erro
Name:	Jayson Davis	Name:	Christopher T. Erro
Title:	Director	Title:	Authorized Signer

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